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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries of our report dated January 20, 2004, with respect to the consolidated financial statements and schedules of Park National Corporation incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Columbus, Ohio
May 4, 2004